UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2026

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hayden Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robin Swartz

On October 20, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of Voyager Therapeutics, Inc. (the “Company”) appointed Robin Swartz, the Company’s Chief Business Officer and Chief Operating Officer, to serve as President of the Company, effective immediately. Ms. Swartz is also expected to succeed Alfred W. Sandrock, Jr., M.D., Ph.D. as Chief Executive Officer of the Company following the anticipated receipt in the first quarter of 2027 of initial acute safety data in connection with its clinical trial of VY1706 in adults with early Alzheimer’s Disease. Dr. Sandrock is expected to continue to serve as a member of the Board following Ms. Swartz’s anticipated succession.

Ms. Swartz, age 56, has served as the Company’s Chief Operating Officer and Chief Business Officer since November 2024 and as the Company’s Principal Financial Officer and Treasurer since May 2026. She previously served as the Company’s Chief Operating Officer from February 2022 to November 2024, the Company’s Principal Financial Officer and Principal Accounting Officer from April 2024 to July 2024, the Company’s Senior Vice President, Business Operations from September 2021 to February 2022 and the Company’s Senior Vice President, Portfolio Management and Patient Engagement from January 2021 to August 2021. Prior to joining the Company, Ms. Swartz served in positions of increasing responsibility beginning in 1995 at Genzyme Corporation and Sanofi Genzyme, culminating in her service at Sanofi Genzyme as Senior Vice President, Patient and Product Services for Rare Diseases from January 2018 to June 2020 and as Senior Vice President, Head of Global and US Business Operations from June 2015 to December 2017. Her previous roles at Sanofi Genzyme included Chief of Staff to the Executive Vice President, Head of Sanofi Genzyme and Senior Director, Finance. Ms. Swartz spent over ten years serving in roles of increasing responsibility in the Finance department at Sanofi Genzyme, with a focus on finance operations, internal auditing, and financial planning and analysis. Ms. Swartz received a B.A. in political science and government from Kenyon College.

Ms. Swartz has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Ms. Swartz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Swartz entered into an amended and restated employment agreement (the “Swartz Agreement”) with the Company as described below. Pursuant to the Swartz Agreement, Ms. Swartz is entitled to an annualized base salary of $625,000, subject to adjustment from time to time in the sole discretion of the Board, and is eligible to receive an annual cash bonus targeted at 50% of her annual base salary then in effect, with the actual amount of such bonus, if any, to be determined by the Board. Ms. Swartz is also eligible to participate in the Company’s employee benefit plans, subject to the terms and conditions of such plans.

In accordance with the Swartz Agreement, the Board also approved the grant to Ms. Swartz, effective as of November 1, 2026 (the “Grant Date”), of a stock option to purchase 318,500 shares of the Company’s common stock at an exercise price per share equal to the closing price per share of the Company’s common stock on The Nasdaq Global Select Market on the Grant Date and of a restricted stock unit award representing the right to receive 68,250 shares of the Company’s common stock. The option award has a ten-year term and vests over a four-year period, with 1/48th of the shares underlying the award vesting monthly, commencing on the Effective Date, subject to Ms. Swartz’s continued employment by the Company. The restricted stock unit award vests over a three-year period, with 1/3rd of the shares underlying the award vesting on the first anniversary of the Grant Date and an additional 1/3rd of the shares underlying the award vesting annually at the end of each subsequent one-year period thereafter, subject to Ms. Swartz’s continued employment by the Company. Each of the option award and the restricted stock unit award is subject to the terms and conditions of the applicable award agreement and is being granted pursuant to the Company’s 2025 Stock Incentive Plan.

Under the Swartz Agreement, in the event Ms. Swartz terminates her employment with “good reason” or is terminated without “cause” (as such terms are defined in the Swartz Agreement), Ms. Swartz becomes eligible to receive continuation of her base salary for a period of 12 months, a pro rata portion of her target annual bonus and continuation of group health insurance premium payments under COBRA for up to 12 months. In the event

Ms. Swartz terminates her employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the Swartz Agreement), Ms. Swartz becomes eligible to receive continuation of her base salary for 12 months, a pro rata portion of her target annual bonus, continuation of group health insurance premium payments under COBRA for up to 12 months and acceleration in full of the vesting of all equity awards held by her. These severance benefits are subject to the execution and effectiveness of a separation agreement and release of claims in favor of the Company and its affiliates.

The foregoing description of the terms of the Swartz Agreement is qualified in its entirety by reference to the full text of the Swartz Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, by and between Voyager Therapeutics, Inc. and Robin Swartz, effective as of October 20, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Alfred Sandrock
Alfred Sandrock
Chief Executive Officer and Director (Principal Executive Officer)